EXHIBIT 4(a)


       COMMON STOCK                                            $.01 PAR VALUE


NUMBER       (INCORPORATED UNDER THE LAWS                             SHARES
              OF THE STATE OF MISSOURI)

              THIS CERTIFICATE IS TRANSFERABLE IN           CUSIP 269030 10 2
              NEW YORK, N.Y. AND RIDGEFIELD PARK, N.J.       see reverse for
                                                          certain definitions

                      ESCO ELECTRONICS CORPORATION

THIS CERTIFIES THAT



IS THE OWNER OF

      FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

ESCO ELECTRONICS CORPORATION, INCLUDING RELATED RIGHTS (THE "RIGHTS") TO PURCHASE PREFERRED STOCK ISSUED PURSUANT TO THE RIGHTS AGREEMENT (DEFINED ON THE REVERSE), TRANSFERRABLE IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE ISSUED AND SHALL BE HELD SUBJECT TO ALL OF THE PROVISIONS OF THE ARTICLES OF INCORPORATION AND BY-LAWS OF THE COMPANY, AS AMENDED, TO ALL OF WHICH THE HOLDER BY ACCEPTANCE HEREOF, ASSENTS. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED AND REGISTERED BY THE TRANSFER AGENT AND REGISTRAR.
  IN WITNESS WHEREOF, THE COMPANY HAS CAUSED THIS CERTIFICATE TO BE SIGNED IN FACSIMILE BY ITS DULY AUTHORIZED OFFICERS AND A FACSIMILE SEAL OF THE COMPANY TO BE HEREUNTO AFFIXED.

DATED:

/S/ALYSON S. BARCLAY       /S/D. J. MOORE                  countersigned and
SECRETARY              CHAIRMAN, PRESIDENT AND                registered:
                       CHIEF EXECUTIVE OFFICER         CHASEMELLON SHAREHOLDER
  ESCO ELECTRONICS CORPORATION                         SERVICES, L.L.C.
            SEAL                                       Transfer Agent and
            1990                                       Registrar
           MISSOURI                                    By

                                                       Authorized signature

(reverse side)

                ESCO ELECTRONICS CORPORATION

                    The Rights Agreement

  This certificate also evidences certain Rights arising with respect to the Common Stock as set forth in an Amended and Restated Rights Agreement, as it may from time to time be supplemented or amended (the "Rights Agreement"), between ESCO Electronics Corporation ("the Company") and the Rights Agent (as defined in the Rights Agreement), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be evidenced by separate certificates and no longer be evidenced by this certificate. As set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.